SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2017

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

90-92 Main Street, Wellsboro, PA	16901
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (570) 724-3411

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

Citizens & Northern Corporation (the “Company”) announced unaudited, consolidated financial results for the three-month period ended March 31, 2017. On April 20, 2017, the Company issued a press release titled “C&N Declares Dividend and Announces First Quarter 2017 Unaudited Financial Results,” a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company’s “banCNotes,” a report that includes unaudited financial information, will be mailed to shareholders on or about April 27, 2017. A copy of the unaudited quarterly financial information included in banCNotes is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Also, supplemental, unaudited financial information is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01. Other Events

On April 20, 2017, the Company’s Board of Directors declared a dividend on its common stock of $0.26 per share, payable May 12, 2017 to shareholders of record as of May 1, 2017. The Company announced the dividend in the press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit 99.1:   Press Release issued by Citizens & Northern Corporation dated April 20, 2017, titled “C&N Declares Dividend and Announces First Quarter 2017 Unaudited Financial Results.”

Exhibit 99.2:  Unaudited financial information included in “banCNotes” report to be mailed to shareholders on or about April 27, 2017.

Exhibit 99.3:   Supplemental, unaudited financial information.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Date: 4/20/17	By:	/s/ Mark A. Hughes
Treasurer and Chief Financial Officer

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